SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 20, 2019

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	91-1313292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19950 Seventh Avenue NE, Suite 200, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 20, 2019 the Partnership’s Managing General Partner, Pope MGP, Inc. (the “General Partner”), adopted a Second Amended and Restated Agreement of Limited Partnership in the form attached hereto as Exhibit 3.1 (the “Amendment”). The Amendment is incorporated herein by reference. The Amendment is intended to address certain amendments to the Internal Revenue Code of 1986, as amended (“Code”) relating to the designation of the General Partner as the registrant’s “partnership representative” to address certain administrative matters arising under the Code. The Amendment does not materially affect the rights of the Partnership’s unitholders or limited partners. This summary of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment, attached hereto. A copy of the Amendment is also posted on the registrant’s corporate governance website. The contents of that website are not incorporated into this Current Report on Form 8-K or into our other filings with the Securities and Exchange Commission.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description

3.1        Form of Second Amended and Restated Agreement of Limited Partnership

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED
PARTNERSHIP

Date:	February 22, 2019	BY:	/s/ Daemon P. Repp
Daemon P. Repp
Vice President and Chief Financial Officer, Pope Resources, a Delaware Limited Partnership and
Pope MGP, Inc., General Partner

Exhibit 3.1
Form of Second Amended and Restated Agreement of Limited Partnership